UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  April 21, 2005
                                                           -----------------



                             C&D Technologies, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                              1-9389                     13-3314599
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(State or other             (Commission file number)            (IRS employer
jurisdiction of                                                 identification
incorporation)                                                  no.)


       1400 Union Meeting Road,
       Blue Bell, Pennsylvania                                        19422
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(Address of principal executive offices)                             (Zip code)


       Registrant's telephone number, including area code: (215) 619-2700
                                                           --------------


                                       N/A
                    ----------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements.

     C&D Technologies, Inc. ("C&D") breached the leverage ratio covenant under its Amended and Restated Credit Agreement dated as of June 30, 2004 (the "Credit Agreement"). C&D obtained a waiver and renegotiated the credit facility to more accurately reflect the company's leverage on a going-forward basis.

     On April 21, 2005, C&D executed a Second Amendment (the "Second Amendment") to the Credit Agreement, together with C&D International Investment Holdings Inc. (the "Co-Borrower"), the subsidiaries of C&D identified therein, as Guarantors, the Lenders identified therein (collectively, the "Lenders"), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"). Pursuant to the Credit Agreement, the Lenders have made a $200 million credit facility (the "Credit Facility") available to C&D and the Co-Borrower to finance working capital, capital expenditures and other lawful corporate purposes.

     The Second Amendment establishes financial covenants, which require C&D to maintain minimum ratios such as fixed charge coverage and leverage ratios as well as minimum consolidated net worth. And, for a period of one year, the Second Amendment requires C&D to maintain minimum levels of trailing earnings before interest, taxes, depreciation and amortization. The Second Amendment changes the applicable rates of interest charged by the Lenders under the Credit Facility, which rates of interest are determined by the total leverage ratio maintained by the Company. As a condition to amending the terms of the Credit Facility, the Lenders required C&D to pledge to the Administrative Agent, for the benefit of the Lenders, as security for the obligations of C&D under the Credit Agreement, (i) all of C&D's personal property assets; and (ii) C&D's interest in the real properties located in Attica, Indiana; Conyers, Georgia; and Milwaukee, Wisconsin (collectively, the "Real Properties"). As a further condition to amending the terms of the Credit Facility, the Lenders also required each of the Co-Borrower and the Guarantors to pledge all of their respective personal property assets to the Administrative Agent, for the benefit of the Lenders, as security for the obligations of each of them under the Credit Agreement. In order to implement the agreement to pledge personal property assets, each of C&D, the Co-Borrower and the Guarantors executed a Security Agreement dated April 21, 2005, in favor of the Administrative Agent. Within 90 days after the date of the Second Amendment, C&D is also required to execute a mortgage and any and all related documentation for each of the Real Properties, in accordance with the terms of the Second Amendment. The Company paid normal and customary arrangement, syndication and commitment fees in connection with the execution of the Second Amendment.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            C&D TECHNOLOGIES, INC.



Date:  April 22, 2005                    By: /s/ Stephen E. Markert, Jr.
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                                              Stephen E. Markert, Jr.,
                                              Vice President - Finance and
                                              Chief Financial Officer